UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 27, 2009

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

420 Lexington Avenue
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 31, 2009 (the “Effective Date”), GKK Capital LP (the “OP”), a subsidiary of Gramercy Capital Corp. (the “Company”), and certain other subsidiaries of the Company entered into an Amendment and Compromise Agreement (the “Amendment”) with KeyBank National Association, as administrative agent and as a bank (“KeyBank”) and each of the other banks party thereto (collectively, the “Banks”).  Pursuant to the Amendment, the OP and the Banks agreed to settle and satisfy pre-existing loan obligations of approximately $175 million as of March 26, 2009 under certain First Amended and Restated Credit Agreement, dated as of June 28, 2007 (the “Credit Agreement”), by and among the OP, the Banks, KeyBank and KeyBanc Capital Markets, as sole lead manager and arranger, at a discount for a current cash payment of $45 million and a maximum amount of $15 million from 50% of all payments from distributions with respect to Class J, Class K and Preferred Class of securities in the Company’s 2005, 2006 and 2007 collateralized debt obligations (“CDOs”) (the “Reduced Principle Balance”).  The Reduced Principal Balance is, subject to certain conditions, a non-recourse obligation of the OP which terminates upon the earlier of receipt by the Banks of the Reduced Principle Balance and December 31, 2056.  The Amendment also discharges and releases in full the obligations of the OP under the Credit Agreement and the Company and the other Guarantors (as defined in the Credit Agreement) of their guaranty of the obligations under the Credit Agreement, along with certain other mutual releases. However, if a bankruptcy proceeding is commenced with respect to the OP within 90 days after the Effective Date and the Banks are required to disgorge payments as avoidable preferential transfers, the releases will be set aside as follows: (i) if at least $45 million of consideration is disgorged, then the entire release will be void and the obligations under the Credit Agreement will be reinstated; or (ii) if a portion of the consideration is disgorged, then a pro rata portion of obligations under the Credit Agreement shall be reinstated, in an amount determined by a formula, the numerator of which is the amount disgorged and the denominator of which is $60 million.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  A copy of the Credit Agreement was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2007.

Item 8.01  Other Events

On March 27, 2009, the Company satisfied all of its obligations under a $9.5 million master repurchase facility with JP Morgan Chase Bank, N.A. (“JP Morgan”) by (i) making a cash payment of approximately $1.9 million to JP Morgan and (ii) permitting JP Morgan to assume full ownership and control of, and responsibility for, the related loan assets.

A copy of the press release announcing the transactions described herein is attached hereto as Exhibit 99.1.

Item 9.01  Exhibits

(d)              Exhibits

Exhibit No.	Description

10.1

Amendment and Compromise Agreement, dated as of March 31, 2009, by and among GKK Capital LP, KeyBank, National Association, as administrative agent and a bank, Raymond James Bank, FSB, Citicorp North America, Inc., Deutsche Bank Trust

Company Americas, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, N.A., as banks, and certain other parties identified on the signature pages thereof.

99.1	Press release, dated April 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April  2, 2009

By :	/s/ John B. Roche
	Name:	John B. Roche
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1

Amendment and Compromise Agreement, dated as of March 31, 2009, by and among GKK Capital LP, KeyBank, National Association, as administrative agent and a bank, Raymond James Bank, FSB, Citicorp North America, Inc., Deutsche Bank Trust Company Americas, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, N.A., as banks, and certain other parties identified on the signature pages thereof.

99.1	Press release, dated April 2, 2009.